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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


     We consent to the use in Amendment No. 3 to Registration Statement No. 333-70945 of Com21, Inc. on Form S-1 of our report dated January 18, 1999 appearing in the Prospectus, which is part of the Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


     Our audits of the financial statements referred to in our aforementioned report also included the valuation and qualifying accounts financial statement schedule of Com21, Inc., listed in Item 16(b) of the Registration Statement. This financial statement schedule is the responsibility of Com21, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

San Jose, California

February 3, 1999